Contents of this exhibit are as follows:

            Articles of Amendment (Share Issuance) dated 5/28/86
     Articles of Amendment (Name Change & Authorizations) dated 4/26/83 Articles of Amendment (Name Change & Share Issuance) dated 5/1/80
             Articles of Incorporation dated November 15, 1976

-----------------------------------------------------------------------------

                            ARTICLES OF AMENDMENT

                                     OF

                     LEXINGTON TAX FREE MONEY FUND, INC.

     Lexington Tax Free Money Fund, Inc., a Maryland corporation having its principal office in Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by striking out the text of Article Fourth of such Articles and inserting in lieu thereof the following:

     The aggregate number of shares which the Corporation is authorized to issue is $1,000,000 shares of capital stock, $.01 par value, all of one class, and of the aggregate par value of $10,000,000.

     SECOND: The board of directors of the Corporation, at a meeting duly convened and held on February 25, 1986 adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter was advisable and, said board of directors by vote of majority of their entire number, approved and adopted said amendment, pursuant to Section 603 of the Corporations and Associations Article of the Annotated Code of Maryland. The stockholders of the Corporation approved the foregoing amendment to the charter on April 11, 1986.

     IN WITNESS WHEREOF, Lexington Tax Free Money Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries on May 27, 1986.


Attest:                                   LEXINGTON TAX FREE MONEY FUND, INC.



_____________________________            ________________________________
Lisa Curcio                              Lawrence Kantor
Assistant Secretary                      Vice President

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                  LEXINGTON TAX FREE DAILY INCOME FUND, INC.

                            ARTICLES OF AMENDMENT


     LEXINGTON TAX FREE DAILY INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out ARTICLE FIRST and inserting in lieu thereof the following:

     FIRST: The name of the Corporation is Lexington Tax Free Money Fund, Inc.

     ARTICLE TENTH, SUBPARAGRAPH 8: Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the vote entitled to be cast in order to take or authorize any action, such corporate action (including, but without limitation, any amendment to its Articles of Incorporation) may be authorized or taken upon the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon.

     SECOND: The board of directors of the Corporation, at a meeting duly convened and held on February 15, 1983, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on April 21, 1983.

     THIRD: Notice setting forth the said Amendment of charter (or a summary of the changes to be effected by said amendment of the charter) and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon; and like notice was given to all stockholders of the Corporation not entitled to vote thereon, whose contract rights as expressly set forth in the charter would be altered by the amendment. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of two-thirds of all the votes entitled to be cast thereon.

     IN WITNESS WHEREOF, Lexington Tax Free Daily Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on April 21, 1983.


Attest:                       By:________________________________
                                  Daniel Calabria, President


_________________________________
Priscilla L. Britnell, Secretary






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                      LEXINGTON TAX FREE INCOME FUND, INC.
                             ARTICLES OF AMENDMENT

     Lexington Tax Free Income Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by striking out Article First thereof and inserting in lieu thereof the following:

          "First: The name of the corporation shall be: LEXINGTON TAX FREE
           DAILY INCOME FUND, INC. hereinafter called the Corporation'."

     SECOND: The charter of the Corporation is hereby further amended by striking out Article Fourth thereof and inserting in lieu thereof the following:

          "Fourth: The aggregate number of shares which the Corporation is authorized to issue is 100,000,000 shares of capital stock, $.10 par value, all of one class and of the aggregate par value of $10,000,000."

     THIRD: The Board of Directors of the Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board, adopted resolutions in which was set forth the foregoing amendments to the charter declaring that said amendments of the charter were advisable and directing that they be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on April 29, 1980.

     FOURTH: Notice setting forth the said amendments of charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation. The amendments of the charter of the Corporation as hereinabove set forth were approved by the stockholders of the Corporation at said meeting by the affirmative vote of two-thirds of all the votes entitled to be cast thereon.

     FIFTH: The amendments of the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

     SIXTH: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class are as follows:

          "10,000,000 shares of capital stock, $1.00 par value, all of one class, and of the aggregate par value of $10,000,000."

          (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:

          "100,000,000 shares of capital stock, $.10 par value, all of one class, and of the aggregate par value of $10,000,000.

            The capital stock of the Corporation is not divided into classes.

     IN WITNESS WHEREOF, Lexington Tax Free Income Fund, Inc. caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, on April 29, 1980.


                                   LEXINGTON TAX FREE INCOME FUND, INC.



________________________________        By: _______________________________
Robert C. Miller, Secretary                  Grover O'Neill, Jr.,
                                             Vice President








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                          ARTICLES OF INCORPORATION

                                     OF

                     LEXINGTON TAX FREE INCOME FUND, INC.



      The subscriber, PIERRE A. TONACHEL, whose post-office address is 405 Lexington Avenue, New York, N.Y. 10017, being at least eighteen years of age, does, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, execute and file these Articles with the intention of forming a corporation.


First:    The name of the corporation shall be:

                    LEXINGTON TAX FREE INCOME FUND, INC.

hereinafter called the Corporation.


Second: The location of the principal office of the Corporation in the State of Maryland is c/o United States Corporation Company, 1300
Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland
21201.

      United States Corporation Company, 1300 Mercantile Bank and Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201 is designated as resident agent therein, and upon whom process against this corporation may be served. Said resident agent is a corporation of the State of Maryland.


Third:   The purposes for which the Corporation is formed and the nature of the business to be transacted by it are as follows:

          (1) To conduct, operate and carry on the business of an investment company and hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term securities shall for the purposes of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit issued by banks, mortgages or other obligations or evidences of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities.

          (2) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time as of which the computation of such net asset value shall be made.

          (3) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of said State and by these Articles of Incorporation.

          (4) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

          (5) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any stock of, or shares of interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporations, syndicates, governments or subdivisions thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

          (6) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

          (7) The business or purpose of the Corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in the various other states and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

          (8) The enumeration herein of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Maryland now or hereafter in effect, or impliedly by the reasonable construction of the said laws.


Fourth: The aggregate number of shares which the Corporation is authorized to issue is 10,000,000 shares of capital stock, $1.00 par value, all of one class, and of the aggregate par value of $10,000,000.


Fifth:  The number of directors constituting the first board is five
(5), and the names and addresses of the persons who are to serve as such directors are:

          NAMES                              ADDRESSES

Fletcher Hodges III                 177 North Dean Street
                                    Englewood, New Jersey 07631

Charles W. Cheek                    P.O. Drawer W-1
                                    Greensboro, North Carolina 27402

William E. S. Griswold, Jr.         Griswold Point
                                    Old Lyme, Connecticut 06371

Kenneth J. Hanau, Jr.               P.O. Box 301
                                    Walden, New York 12586

Philip C. Smith                     Lord's Highway
                                    Weston, Connecticut 06880

However, the By-Laws of the Corporation may fix the number of directors at a number greater than that named in this Certificate of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by this Certificate of Incorporation or by the By-Laws within limits specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, election of directors of the Corporation need not be by ballot.


Sixth: Subject to the provisions hereinafter set forth, the holders of shares of capital stock of the Corporation shall have the right on any business day, upon request accompanied by surrender of the certificates for any or all of such shares held by them, to require the shares so surrendered to be repurchased by the Corporation, subject to Maryland law, out of surplus.

Such repurchase shall be made and the repurchase price determined and paid as follows:

           1. There shall be tendered to the Corporation or to a person, firm or corporation designated for the purpose by the Corporation, during such usual business hours on a business day as the Board of Directors may designate:

          (a) The certificate representing the shares to be repurchased, in satisfactory form for transfer to the Corporation or endorsed in blank, as the Corporation may request, together with such proof of ownership, power to surrender and authenticity of signatures as may be required by the Corporation and with necessary stock transfer tax stamps; and

          (b) A request for the repurchase of such shares in form acceptable to the Corporation.

Such tender shall be irrevocable and the Corporation or person, firm or corporation designated for the purpose shall, except as provided in Paragraph 4 below, receive and accept such documents and repurchase such shares in the manner herein provided.

           2. The repurchase price per share to be paid by the Corporation shall be the redemption value per share (determined in accordance with Paragraph 2 of Article Seventh hereof) of the shares to be repurchased. Such redemption value shall be computed as of the close of the New York Stock Exchange on the day on which the certificates representing the shares to be repurchased have been properly tendered pursuant to Paragraph 1 above if, in fact, such certificates have been tendered prior to such close, or if such certificates have been so tendered after such close, then such redemption value shall be computed as of the close of the New York Stock Exchange on the next succeeding day on which such Exchange is open (or, if the New York Stock Exchange is not open on said date, then as of the closing of the New York Stock Exchange on the next day on which said Exchange is open) or as of such other time as the Board of Directors may properly and lawfully provide. Such price per share, if resulting in a fraction of a cent, shall be adjusted to the next lower cent.

           3. Payment of the repurchase price shall be made at such time and in such manner as may be determined by the Board of Directors to be in the best interests of the Corporation; provided, however, that except as otherwise may be permitted pursuant to Paragraph 4 below, such payment shall in no event be made later than seven days following proper tender of the certificates to be repurchased in accordance with Paragraph 1 above. Payment of the redemption price may be made in cash or in whole or in part in portfolio securities selected in such manner as the Board of Directors may deem equitable and valued at the same value given such securities in the determination of the amount of the repurchase price.

            4. The Corporation may not suspend the right of repurchase provided for above or postpone the date of payment of the repurchase price for a period of more than seven days following proper tender of the certificates to be repurchased, in accordance with Paragraph above; provided, however, that notwithstanding the foregoing, such right may be suspended or such payment postponed (I) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or trading thereon is restricted,
(ii) for any period during which any emergency as defined by rules and regulations of the Securities and Exchange Commission or any successor thereto exists as a result of which it is impractical for the Corporation to determine the value of its assets or to dispose thereof, or (iii) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

           5. The right of a holder of shares to receive dividends thereon, and all other rights with respect to such shares, shall forthwith cease and terminate from and after the time of the acceptance of such shares by the Corporation for repurchase, except the right of such holder to receive, in cash or in kind or partly in cash and partly in kind, the repurchase price of such shares from the Corporation.


Seventh: Net asset value and redemption value of any shares of the Corporation outstanding (exclusive of treasury stock) shall be determined for the purposes of this certificate of Incorporation by, or pursuant to the direction of, the Board of Directors, in accordance with the following Paragraphs 1 to 3 inclusive:

           1.  Net asset value shall be determined by dividing:

          (a) the total value of the assets of the Corporation determined as provided in paragraph 3 below (except that there may be added to the market value of all securities listed or traded in on any Exchange, if the Board of Directors so determines, brokerage, stamp taxes and odd-lot premiums at, or substantially at, the rates which would be applicable if such securities were being presently purchases), less, to the extent determined by or pursuant to the direction of the Board of Directors, in accordance with generally accepted accounting practice, all debts, obligations and liabilities of the Corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims of any and every kind and nature, fixed, accrued, unmatured or contingent, including the estimated accrued expense of management and supervision, and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise) but excluding the Corporation s liability upon its shares and its surplus, by

          (b) the total number of shares of the Corporation outstanding. Shares sold by the Corporation, whether or not paid for, shall be treated as outstanding from the time of acceptance of the subscription therefor and the entry thereof on the books of the Corporation and of the determination of the net price therefor
(which net price shall be deemed to be an asset). Shares purchased by the Corporation, whether or not paid for, from the time of determination of the redemption value thereof (which price until paid shall be a liability of the Corporation) and treasury shares shall be treated as not outstanding.

           2. Redemption value shall be determined in the same manner as net asset value, except that there shall be excluded the brokerage, stamp taxes and odd-lot premiums, if any, included in the computation of net asset value and there may be deducted from the market value of all securities listed or traded in on any exchange, if the Board of Directors so determines, brokerage, stamp taxes and odd-lot premiums at, or substantially at, the rates which would be applicable if such securities were being presently sold.

           3. In determining for the purpose of this Certificate of Incorporation the total value of the assets of the Corporation at any time, investments and any other assets of the Corporation shall be valued in such manner as may be determined from time to time by the Board of Directors, which is empowered, in its absolute discretion, to establish such methods for determining such net asset value as are deemed by it to be necessary in order to enable the Corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.


Eighth: No holder of stock of any class of the Corporation shall be entitled as of right to subscribe for or purchase any shares of stock of any class whether now or hereafter authorized, or any bonds, debentures, or other evidences of indebtedness whether or not convertible into or exchangeable for stock, but shares of stock of any class, or bonds, debentures, or other evidences of indebtedness may be issued, sold or otherwise disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in its absolute discretion may deem advisable.


Ninth: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

           1. The stockholders and the Board of Directors of the Corporation shall each have power to hold their meetings, to have an office or offices, and to keep the books of the Corporation, subject to the provisions of the laws of the State of Maryland, outside of said State at such place or places as may be duly designated in accordance with the By-Laws.

           2. All corporate powers, including but not limited to the mortgaging, hypothecation and pledge of the whole or any part of the corporate property (including after acquired property) and the purchase, acquisition and lease of any property, real or personal, within or without the State of Maryland, may be exercised by the Board of Directors, without the assent of or other action by the stockholders, except as otherwise provided by law or by this Certificate of Incorporation. The Board of Directors shall also have power, with the consent in writing, or upon the affirmative vote given at a meeting called for the purpose, of the holders of a majority of the issued and outstanding stock then entitled to vote thereon, to sell, assign, transfer, convey, mortgage, pledge, lease, exchange, or otherwise dispose of, all the property and the entire good will and all its assets, privileges, franchises and rights, of whatever sort, for such consideration and upon such terms and conditions as the Board of Directors shall deem expedient and in the best interest of the Corporation.

           3. The Board of Director shall have power: from time to time to fix and determine and vary the amount of the working capital of the Corporation; subject to the provisions of this Certificate of Incorporation, to direct and determine the use and disposition of any net profits or surplus from whatever source arising; to create or abolish a reserve or reserves for any proper purpose; and in its discretion, but only to the extent permitted by law and by this Certificate of Incorporation, to use and apply and such profits or surplus in purchasing or acquiring bonds or other obligations of the Corporation or shares of the capital stock of the Corporation, to such extent and in such manner and on such terms and conditions as the Board of Directors shall deem expedient, and, except as may be otherwise required by law, any shares of such capital stock so purchased or acquired may be resold, at the discretion of the Board of Directors, for such consideration and upon such terms and conditions as the Board of Directors may determine.

           4. To the extent permitted by law, and except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have absolute discretion as to the declaration, amount and nature of dividends, and may invest and reinvest the funds of the Corporation to such extent and in such manner as in its absolute discretion it may deem advisable.

           5. The By-Laws may confer upon the Board of Directors power in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by law, but only to the extent permitted by law and by the provisions of this Certificate of Incorporation.

           6. Except as otherwise provided in the By-Laws, the Board of Directors may from time to time, by resolution or resolutions adopted by a majority of the directors then in office, designate an Executive Committee consisting of two or more directors, which Executive Committee shall have and may exercise, to the extent provided in such resolution or resolutions, or in the By-Laws and to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation; and such other committees, consisting of such number of directors and having such powers, as shall be provided in such resolution or resolutions or in the By-Laws.

           7. Except as otherwise provided by law, at any meeting of stockholders a majority in number of The outstanding shares of stock entitled to vote at such meeting, without distinction as between classes, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business.

           8. Except as otherwise provided by law, or by this Certificate of Incorporation, any action, authorized by the affirmative vote of holders of a majority in number of the shares of stock entitled to vote, without distinction as between classes, represented at any meeting of stockholders at which a quorum is present shall constitute action by the stockholders.

           9. By-Laws may be made in the first instance by the incorporator. Thereafter, except as otherwise provided in a By-Law made by the incorporator or by the stockholders, the Board of Directors may from time to time make, amend or repeal By-Laws; provided that any By-Law made, amended or repealed, by the Board of Directors may be amended or repealed, and new By-Laws may be made, by the stockholders entitled to vote.

          10. The fact of membership on the Board of Directors shall not disqualify any director rendering unusual or special services to the Corporation, or any corporation and who may, as such officer, agent or employee, render services to the Corporation otherwise than in his capacity as a director, from receiving compensation appropriate to the value of such services, and the Board of Directors may, in its discretion, cause such compensation to be paid.

          11. Subject to the provisions of the Investment Company Act of 1940, in the absence of actual fraud, no contract or other transaction of Corporation, or in which the Corporation is interested, shall be in any way affected by the fact that any of the directors or officers of the Corporation is in any way interested in or connected with such contract or transaction, as a party thereto or otherwise or any other party to such contract or transaction, and any such director or officer, and each and every person who may become a director or officer of the Corporation, is (except as herein provided) hereby released from any liability that might otherwise result from contracting with the Corporation for the benefit of himself or of any other party in or with which he may be in any way interested or connected, provided that nothing herein shall be construed to protect or purport to protect any such director or officer against any liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any and all directors of the Corporation who are so interested in, or so connected with, such other party or such contract or transaction may be counted in determining the presence of a quorum at any meeting of the Board of Directors which shall authorize or ratify any such contract or transaction, with like force and effect as if they were not so interested or connected. No ratification by stockholders of any such contract or transaction shall be necessary to the validity thereof.

          12. The Board of Directors shall have power to authorize the determination, in accordance with generally accepted accounting practice, of what constitutes annual or other net profits, and the net asset value and redemption value (as defined herein), of the shares of the Corporation.

          13. The Board of Directors shall have power to authorize the purchase of shares of the Corporation in the open market or otherwise at prices not in excess of their then redemption value (as defined herein), and to take all other steps deemed necessary or advisable in connection therewith.


Tenth: The name Lexington included in the name of the Corporation shall be used pursuant to a royalty-free, non-exclusive license from Lexington Management Corporation, a Delaware corporation, incidental to and as part of an investment advisory agreement which may be entered into by the Corporation with Lexington Management Corporation, of the registered service mark Lexington (registration number 836-058). The license may be revoked by Lexington Management Corporation in the event that the Corporation ceases to engage Lexington Management Corporation or its affiliates as investment advisor or distributor in accordance with contracts that may be entered into, in which case the Corporation shall have no further right to use the name Lexington in its corporate name or otherwise and the Corporation, the holders of its capital stock and its officers and directors shall promptly take whatever action may be necessary to change its name accordingly. The name Lexington may be used, licensed or sub-licensed by Lexington Management Corporation or its affiliates in connection with other investment companies, subject to the requirements of the Investment Act of 1940, or any other business enterprise during the term of the license agreement or thereafter and the Corporation, the holders of its capital stock and its directors and officers agree to take promptly whatever action may be necessary to permit such use.


Eleventh: The Corporation shall indemnify each and all of its directors and officers and former directors and officers and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses, including attorney s fees, actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct (which as used herein include, without limitation, willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office) in the performance of duty; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through payment of a compromise settlement by such director or officer or person, pursuant to a consent decree or otherwise, without adjudication, unless two-thirds of those members of the Board of Directors who are not involved in the action, suit or proceeding, or the holders of a majority of the outstanding stock of the Corporation at the time having the right to vote for directors, not counting any stock owned by any interested director, officer or person, by a vote or in writing, determine that the director or officer or the other person to be indemnified, has no liability by reason of negligence or misconduct, and provided further that if a majority of the members of the Board of Directors of the Corporation are involved in the action, suit or proceeding, such determination shall have been made either by the stockholders as provided above or by a written opinion of independent counsel; that amounts paid in such settlement shall not exceed the costs, fees, and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion; and that such a determination by the Board of Directors or by the stockholders or by independent counsel, and the payments of amounts by the Corporation on the basis thereof, shall not prevent a stockholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or the stockholders by reason of negligence or misconduct. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any director or officer may otherwise be entitled.


Twelfth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders, directors and officers are subject to this reserved power.



           IN WITNESS WHEREOF, I have hereunto set my hand and seal the 15th day of November, 1976.


                                  ________________________________
                                  Pierre A. Tonachel, Incorporator




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